Exhibit 99

NEWS RELEASE

The Progressive Corporation	Company Contact:
6300 Wilson Mills Road	Clark Khayat
Mayfield Village, Ohio 44143	(440) 395-2291
http://www.progressive.com

PROGRESSIVE REPORTS JANUARY RESULTS

MAYFIELD VILLAGE, OHIO — February 16, 2011 — The Progressive Corporation today reported the following results for January 2011:

(millions, except per share amounts and ratios; unaudited)	January 2011	January 2010	Change

Net premiums written	$1,375.0	$1,336.7	3%
Net premiums earned	$1,395.8	$1,329.7	5%
Net income	$112.6	$71.2	58%
Per share	$.17	$.11	60%
Total pretax net realized gains (losses) on securities (including net impairment losses)	$32.3	$(8.1)	NM
Combined ratio	92.2	93.6	(1.4	) pts.
Average diluted equivalent shares	658.0	667.0	(1)%

NM = Not Meaningful

(in thousands; unaudited)	January 2011	January 2010	Change

Policies in Force:
Agency – Auto	4,495.6	4,329.1	4%
Direct – Auto	3,639.3	3,267.4	11%

Total Personal Auto	8,134.9	7,596.5	7%
Total Special Lines	3,604.7	3,430.4	5%

Total Personal Lines	11,739.6	11,026.9	6%

Total Commercial Auto	506.8	509.0	0%

Progressive offers insurance to personal and commercial auto drivers throughout the United States. Our Personal Lines business writes insurance for personal autos and recreational vehicles. Our Commercial Auto business writes primary liability, physical damage, and other auto-related insurance for autos and trucks owned by small businesses.

See the “Income Statements” and “Supplemental Information” for further information and the “Monthly Commentary” at the end of this release for additional discussion.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

INCOME STATEMENTS

January 2011

(millions – except per share amounts)

(unaudited)

	January[1]
	2011	2010	% Change

Net premiums written	$1,375.0	$1,336.7	3

Revenues:
Net premiums earned	$1,395.8	$1,329.7	5
Investment income	39.5	42.0	(6)
Net realized gains (losses) on securities:
Other-than-temporary impairment (OTTI) losses:
Total OTTI losses	(.1)	0	NM
Non-credit losses, net of credit losses recognized on previously recorded non-credit OTTI losses[2]	(.2)	0	NM

Net impairment losses recognized in earnings	(.3)	0	NM
Net realized gains (losses) on securities	32.6	(8.1)	NM

Total net realized gains (losses) on securities	32.3	(8.1)	NM
Service revenues	1.9	1.5	27

Total revenues	1,469.5	1,365.1	8

Expenses:
Losses and loss adjustment expenses	982.2	951.7	3
Policy acquisition costs	132.4	127.6	4
Other underwriting expenses	172.0	164.9	4
Investment expenses	1.1	1.3	(15)
Service expenses	1.4	1.7	(18)
Interest expense	10.5	11.8	(11)

Total expenses	1,299.6	1,259.0	3

Income before income taxes	169.9	106.1	60
Provision for income taxes	57.3	34.9	64

Net income	$112.6	$71.2	58

COMPUTATION OF EARNINGS PER SHARE
Basic:
Average shares outstanding	654.0	662.0	(1)

Per share	$.17	$.11	60

Diluted:
Average shares outstanding	654.0	662.0	(1)
Net effect of dilutive stock-based compensation	4.0	5.0	(20)

Total equivalent shares	658.0	667.0	(1)

Per share	$.17	$.11	60

NM = Not Meaningful

[1]

See the Monthly Commentary at the end of this release. For a description of our reporting and accounting policies, see Note 1 to our 2009 audited consolidated financial statements included in our 2009 Shareholders’ Report, which can be found at www.progressive.com/annualreport.

[2]

A negative amount for the period reflects credit losses reclassified from other comprehensive income that exceeded the amount of non-credit OTTI losses recognized in other comprehensive income during the period.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

INCOME STATEMENT – OTHER INFORMATION

January 2011

(millions – except per share amounts)

(unaudited)

The following table sets forth the comprehensive income for the period:

	January
	2011	2010
Net income	$112.6	$71.2

After-tax changes in:
Net unrealized gains (losses) on securities	27.7	82.3
Net non-credit related OTTI losses[1]	.1	0

Total net unrealized gains (losses) on securities	27.8	82.3
Net unrealized gains on forecasted transactions	(.3)	(.2)
Foreign currency translation adjustment	.1	.1

Comprehensive income	$140.2	$153.4

Per share	$.21	$.23

[1]

A positive amount for the period reflects credit losses reclassified from other comprehensive income that exceeded the amount of non-credit OTTI losses recognized in other comprehensive income for the period.

The following table sets forth the investment results for the period:

	January
	2011	2010

Fully taxable equivalent total return:
Fixed-income securities	.6%	1.4%
Common stocks	2.3%	(3.6)%
Total portfolio	.8%	1.1%

Pretax recurring investment book yield	3.3%	3.6%

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION

January 2011

($ in millions)

(unaudited)

Current Month
	Personal Lines Business			Commercial Auto Business	Other Businesses[1]	Companywide Total

	Agency	Direct	Total
Net Premiums Written	$690.7	$549.8	$1,240.5	$134.5	$0	$1,375.0
% Growth in NPW	1%	7%	4%	(3)%	NM	3%
Net Premiums Earned	$719.0	$539.2	$1,258.2	$136.9	$.7	$1,395.8
% Growth in NPE	3%	10%	6%	(4)%	NM	5%

GAAP Ratios
Loss/LAE ratio	69.5	72.3	70.7	67.2	NM	70.4
Expense ratio	21.0	22.7	21.7	22.6	NM	21.8

Combined ratio	90.5	95.0	92.4	89.8	NM	92.2

Actuarial Adjustments[2]
Reserve Decrease/(Increase)
Prior accident years						$13.0
Current accident year						.1

Calendar year actuarial adjustment	$7.6	$6.0	$13.6	$(.5)	$0	$13.1

Prior Accident Years Development
Favorable/(Unfavorable)
Actuarial adjustment						$13.0
All other development						57.7

Total development						$70.7

Calendar year loss/LAE ratio						70.4

Accident year loss/LAE ratio						75.5

Statutory Ratios
Loss/LAE ratio						70.4
Expense ratio						22.1

Combined ratio						92.5

Statutory Surplus						$5,208.6

[1]

The other businesses generated an underwriting profit of $0.1 million for the month. Combined ratios and % growth are not meaningful (NM) due to the low level of premiums earned by, and the variability of loss costs in, such businesses.

[2]	Represents adjustments solely based on our corporate actuarial reviews.

THE PROGRESSIVE CORPORATION AND SUBSIDIARIES

BALANCE SHEET AND OTHER INFORMATION

(millions – except per share amounts)

(unaudited)

January 2011
CONDENSED GAAP BALANCE SHEET:
Investments – Available-for-sale, at fair value:
Fixed maturities[1] (amortized cost: $11,680.6)	$11,913.0
Equity securities:
Nonredeemable preferred stocks[1] (cost: $584.8)	1,142.3
Common equities (cost: $1,021.4)	1,456.0
Short-term investments (amortized cost: $1,210.6)	1,210.6

Total investments[2,3]	15,721.9
Net premiums receivable	2,757.1
Deferred acquisition costs	413.7
Other assets[4]	2,382.2

Total assets	$21,274.9

Unearned premiums	$4,331.3
Loss and loss adjustment expense reserves[4]	7,108.7
Other liabilities[3]	1,466.2
Dividend payable	263.8
Debt	1,958.4
Shareholders’ equity	6,146.5

Total liabilities and shareholders’ equity	$21,274.9

Common shares outstanding	660.0
Shares repurchased – January	2.4
Average cost per share	$19.87
Book value per share	$9.31
Trailing 12-month return on average shareholders’ equity	17.7%
Net unrealized pretax gains (losses) on investments	$1,223.3
Increase (decrease) from December 2010	$42.8
Debt-to-total capital ratio	24.2%
Fixed-income portfolio duration	2.2 years
Weighted average credit quality	AA-
Year-to-date Gainshare factor	1.04

[1]	As of January 31, 2011, we held certain hybrid securities and recognized a change in fair value of $1.2 million as a realized gain during the period we held these securities.
[2]	Includes $4.4 billion of short-term investments and U.S. Treasury securities prior to settling $16.2 million of net security transactions outstanding as of month-end.
[3]	Includes $16.2 million of net unsettled security transactions (as discussed in note 2 above).
[4]	Loss and loss adjustment expense reserves are stated gross of reinsurance recoverables on unpaid losses of $732.6 million.

Monthly Commentary

•

In January, we experienced favorable prior accident year reserve development of 5.1 points. About one-third of the favorable development is the result of December claims that settled in January for amounts less than the original reserve. In January, settlements of prior month claims are reflected in prior year development, rather than development in the current accident year as is the case for the remaining eleven months of the year. The remainder of the favorable development in January reflects the continuation of trends we experienced throughout 2010, including favorable settlement of larger losses and lower than expected defense and cost containment costs.

Upcoming Events

We are currently scheduled to release February results on Wednesday, March 16, 2011, before the market opens.

Progressive is scheduled to hold a one-hour conference call to address questions on Thursday, March 3, 2011 at 9:00 a.m., eastern time, subsequent to the posting of our 2010 Shareholders’ Report online and the filing of our 2010 Annual Report on Form 10-K with the SEC. Registration for the teleconference and webcast is available at http://investors.progressive.com/events.aspx.

About Progressive

The Progressive Group of Insurance Companies makes it easy to understand, buy, and use auto insurance. Progressive offers choices so consumers can reach us whenever, wherever, and however it’s most convenient for them—online at http://www.progressive.com, by phone at 1-800-PROGRESSIVE, or in-person with a local agent.

Progressive offers insurance for personal and commercial autos and trucks, motorcycles, boats, recreational vehicles, and homes. We’re the fourth largest auto insurer in the country, the largest seller of motorcycle insurance, and a leader in commercial auto insurance. Progressive also offers car insurance online in Australia at http://www.progressivedirect.com.au.

Founded in 1937, Progressive continues its long history of offering shopping tools and services that save customers time and money, like Name Your Price®, the Snapshot DiscountSM, and a concierge level of claims service.

The Common Shares of The Progressive Corporation, the Mayfield Village, Ohio-based holding company, trade publicly at NYSE:PGR.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: Statements in this release that are not historical fact are forward-looking statements that are subject to certain risks and uncertainties that could cause actual events and results to differ materially from those reported herein. These risks and uncertainties include, without limitation, uncertainties related to estimates, assumptions, and projections generally; inflation and changes in economic conditions (including changes in interest rates and financial markets); the financial condition of, and other issues relating to the strength of and liquidity available to, issuers of securities held in our investment portfolios and other companies with which we have ongoing business relationships, including counterparties to certain financial transactions; the accuracy and adequacy of our pricing and loss reserving methodologies; the competitiveness of our pricing and the effectiveness of our initiatives to retain more customers; initiatives by competitors and the effectiveness of our response; our ability to obtain regulatory approval for requested rate changes and the timing thereof; the effectiveness of our brand strategy and advertising campaigns relative to those of competitors; legislative and regulatory developments, including, but not limited to, health care reform and tax law changes; disputes relating to intellectual property rights; the outcome of litigation pending or that may be filed against us; weather conditions (including the severity and frequency of storms, hurricanes, snowfalls, hail, and winter conditions); changes in driving patterns and loss trends; acts of war and terrorist activities; our ability to maintain the uninterrupted operation of our facilities, systems (including information technology systems), and business functions; court decisions and trends in litigation and health care and auto repair costs; and other matters described from time to time in our releases and publications, and in our periodic reports and other documents filed with the United States Securities and Exchange Commission. In addition, investors should be aware that generally accepted accounting principles prescribe when a company may reserve for particular risks, including litigation exposures. Accordingly, results for a given reporting period could be significantly affected if and when a reserve is established for one or more contingencies. Also, our regular reserve reviews may result in adjustments of varying magnitude as additional information regarding claims activity becomes known. Reported results, therefore, may be volatile in certain accounting periods.